Exhibit 3.9

RESTATED ARTICLES OF INCORPORATION
OF
ECONCO BROADCAST SERVICE, INC.,
a California corporation

David Elliott and Joel A. Littman certify pursuant to Section 910 of the California General Corporation Law that:

1.             They are the President and the Secretary, respectively, of Econco Broadcast Service, Inc., a California corporation.

2.             The Restated Articles of Incorporation of this corporation are amended and restated to read in their entirety as set forth on the Restated Articles of Incorporation attached hereto as Exhibit A.

3.             The foregoing amendment and restatement of Restated Articles of Incorporation has been duly approved by the Board of Directors.

4.             The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law.  The total number of outstanding shares of the corporation is 375.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Executed at Woodland, California, this 8th day of October, 2004.

/s/ David Elliott
David Elliott, President

Executed at Palo Alto, California, this 8th day of October, 2004.

/s/ Joel A. Littmana
Joel A. Littman, Secretary

Exhibit A

RESTATED ARTICLES OF INCORPORATION
OF
ECONCO BROADCAST SERVICE, INC.,
a California corporation

ONE:                       The name of this corporation is Econco Broadcast Service, Inc.

TWO:                     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the California General Corporation Law other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:  This corporation is authorized to issue one class of shares of stock; the total number of said shares is twenty thousand (20,000).

FOUR:                    The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE:                      This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

CERTIFICATE OF AMENDMENT OF
RESTATED ARTICLES OF INCORPORATION
OF
ECONCO BROADCAST SERVICE, INC.
a California corporation

David Elliott and Joel A. Littman certify that:

1.             They are the President and the Secretary, respectively, of Econco Broadcast Service, Inc., a California corporation.

2.             Article ONE of the Restated Articles of Incorporation of this corporation is amended to read in its entirety as follows:

“ONE: The name of this corporation is CPI Econco Division.”

3.             The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the Board of Directors.

4.             The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law.  The total number of outstanding shares of the corporation is 375.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.

Each of the undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Executed at Palo Alto, California, this 1st day of May, 2008.

/s/ David Elliott
David Elliott, President

/s/ Joel A. Littman
Joel A. Littman, Secretary